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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 19, 1997 relating to the combined financial statements of NEN(R) Life Science Products, a division of E. I. du Pont de Nemours and Company, which report appears in such Registration Statement. We also consent to the references to PricewaterhouseCoopers LLP under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Philadelphia, PA
April 20, 2000